Exhibit 99.1
For Immediate Release
Sept. 23, 2011
PNM Resources Adopts New Strategic Direction
Company increases 2011 earnings guidance range
Repositioning as strong pure-play electric utility
Company exiting competitive businesses in Texas
Conference call scheduled for 11 a.m. Eastern today
(ALBUQUERQUE, N.M.) — PNM Resources (NYSE: PNM) today announced it has entered into two separate agreements that allow the company to exit from its competitive businesses in Texas and return to a pure-play electric utility business model.
“We have agreed to sell First Choice Power and exit our ownership position in Optim Energy to redirect PNM Resources’ focus to only operating regulated electric utilities,” said Pat Vincent-Collawn, president and CEO. “Our refocus will result in PNM Resources being a stronger company with a reduced risk profile and more stable earnings and cash flows. This focus on the regulated entities is designed to put us on track toward earning our allowed returns and achieving solid investment grade credit ratings. We continue to be committed to maximizing value for our shareholders.”
SALE OF FIRST CHOICE POWER
PNM Resources has entered into a definitive agreement to sell First Choice Power to Direct Energy, one of North America’s largest energy and energy-related services providers. The purchase price is $270 million, plus working capital. The sale, which is expected to close Nov. 1, requires antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act and notification to the Public Utilities Commission of Texas.
EXIT OPTIM ENERGY
To facilitate its exit from Optim Energy, PNM Resources has executed an agreement with ECJV Holdings, LLC, the co-owner of Optim Energy and a subsidiary of Cascade Investment, L.L.C. ECJV Holdings is making an additional equity investment in Optim Energy that dilutes PNM Resources’ interest to 1 percent. PNM Resources will not make any additional investment in Optim Energy and Optim Energy’s debt is non-recourse to PNM Resources. Optim Energy’s financial results will not be included in PNM Resources’ ongoing earnings after Aug. 31, 2011. No regulatory approvals are required for this transaction.
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USE OF FIRST CHOICE POWER PROCEEDS
PNM Resources intends to use the net proceeds from the First Choice Power sale to recapitalize its business through debt and equity repurchases. The PNM Resources Board of Directors has approved the repurchase of up to $75 million of PNM Resources’ long-term debt, the repurchase of preferred stock, as described below, and a common stock repurchase program. The aggregate amount of the authorized equity repurchases is up to $230 million. Other than as described below regarding a preferred stock repurchase, no arrangements or agreements have been entered into regarding these purchases. The amount and timing of any purchases will depend on a number of factors, including the price and availability of PNM Resources debt and shares, trading volume and general market conditions.
PNM Resources also announced that it has entered into an agreement to repurchase all of its outstanding Series A convertible preferred stock, which is held by Cascade Investment. The purchase price is market-based dependent on the terms and conditions of the agreement. The purchase is expected to close in early October. Following the closing date of the purchase, the share count used to compute earnings per share for PNM Resources will be reduced by 4.8 million. The parties can terminate the agreement under specific circumstances.
2011 ONGOING EARNINGS GUIDANCE RANGE RAISED
PNM Resources today updated its 2011 financial outlook. Management expects 2011 consolidated ongoing earnings to be in the range of $0.98 to $1.05 per diluted share. The previous range was $0.80 to $0.92 per diluted share, which included the expected implementation of new rates for Public Service Co. of New Mexico.
The new PNM rates, cost control and warmer weather are contributing to solid performance. The guidance range assumes the First Choice Power sale will close on Nov. 1 and Optim Energy results will not be included in PNM Resources’ ongoing earnings after Aug. 31. A detailed discussion of PNM Resources’ 2011 financial outlook, including segment guidance, will be discussed during the company’s third quarter earnings conference call on Nov. 3.
CONFERENCE CALL TO DISCUSS ANNOUNCEMENTS: 11 AM EASTERN TODAY
PNM Resources will discuss its strategic direction and its exit from the competitive Texas market during a live conference call and Web cast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.
A live Web cast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software. Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 (international calls) and referencing “the PNM Resources Competitive Business Conference Call.” A telephone replay will be available at 2 p.m. Eastern until midnight Oct. 7 by dialing (855) 859-2056 or (404) 537-3406 and using conference ID 10664221. Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.
Morgan Stanley & Co. LLC served as financial advisor for the transactions. Evercore Group L.L.C., an affiliate of which acquired Lexicon Partners (US) LLC that was advising PNM Resources, served as independent advisor to PNM Resources and its Board of Directors. Troutman Sanders LLP served as legal counsel.
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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources’, Public Service Company of New Mexico’s (“PNM”), or Texas-New Mexico Power Company’s (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and PNM Resources, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNM Resources, PNM, and TNMP caution readers not to place undue reliance on these statements. PNM Resources’, PNM’s, and TNMP’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include: the risk that PNM Resources’ agreed upon sale of First Choice Power to Direct Energy does not close as planned, the risk that PNM Resources’ agreed upon purchase of preferred stock from Cascade Investment does not close as planned, conditions affecting the Company’s ability to access the financial markets and the Company’s ability to negotiate new credit facilities for those expiring in 2012, including disruptions in the credit markets and actions by ratings agencies affecting the Company’s credit ratings, the potential unavailability of cash from PNM Resources’ subsidiaries due to regulatory, statutory, or contractual restrictions, the impacts of decreases in the values of marketable equity securities on the trust funds maintained to provide nuclear decommissioning funding and pension and other postretirement benefits, including the levels of funding and expense, the recession and its impacts on the electricity usage of the Company’s customers, state and federal regulatory, legislative, and judicial decisions and actions, including the outcomes of PNM’s pending FERC electric rate case and transmission rate case, and appeals of prior regulatory proceedings, the ability of PNM to successfully defend the utilization of a future test year in its electric rate filings with the New Mexico Public Regulation Commission (“NMPRC”), including PNM’s ability to withstand challenges by regulators and intervenors, the ability of the Company to successfully forecast and manage its operating and capital expenditures, particularly in the context of a future test year rate case with respect to PNM, the ability of PNM and TNMP to recover their costs and earn their allowed returns in their regulated jurisdictions, the ability of PNM to meet the renewable energy requirements established by the NMPRC, including the resource diversity requirement, within the specified cost parameters, the risk that replacement power costs incurred by PNM related to not meeting the specified capacity factor for its generating units under its emergency fuel and purchased power adjustment clause or for other reasons will not be approved by the NMPRC, state and federal regulation or legislation relating to climate change, reduction of greenhouse gas emissions, coal combustion byproducts, nitrogen oxide, and other power plant emissions, including the risk that the Company may have to commit to substantial capital investments and additional operating costs to comply with new environmental requirements, including requirements to address regional haze regulations and related Best Available Retrofit Technology requirements and concerns about global climate change, and the resultant impacts on the operations and economic viability of generating plants in which PNM have interests, the performance of generating units, including the Palo Verde Nuclear Generating Station (“PVNGS”), the San Juan Generating Station, and the Four Corners Power Plant, transmission systems, and distribution systems, which could be negatively affected by major equipment failures, major weather disruptions, disruptions in fuel supply, and other significant operational issues, financial and operational risks at PVNGS relating to the regulatory review and actions in response to the events at the Fukushima Daiichi Nuclear Power Plant in Japan, the risks associated with completion of generation, transmission, distribution, and other projects, including construction delays and unanticipated cost overruns, uncertainty regarding the requirements and related costs of decommissioning power plants owned or partially owned by PNM and coal mines supplying certain PNM power plants, as well as the ability to recover decommissioning costs from customers, uncertainty surrounding the status of PNM’s participation in jointly-owned generation projects resulting from the scheduled expiration of the operational documents for the projects beginning in 2016 and potential changes in the objectives of the participants in the projects, the risk that recently enacted reliability standards regarding available transmission capacity may reduce certain PNM transmission rights used to transmit its generation resources and provide access to transmission customers resulting in a need to purchase additional transmission capacity, reduce sales of transmission capacity, or operate generation less economically, changes in Electric Reliability Council of Texas (“ERCOT”) protocols, changes in the cost of power acquired by First Choice and changes in the retail price of power in ERCOT, the ability of First Choice to attract and retain customers, collections experience, fluctuations in interest rates, weather, water supply, changes in fuel costs, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, the impact of mandatory energy efficiency measures on customer energy usage, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, uncertainty regarding the ongoing validity of government programs for emission allowances, changes in the competitive environment in the electric industry, the outcome of legal proceedings, the extent of insurance coverage available for claims made in litigation, changes in applicable accounting principles, and the performance of state, regional, and national economies.
Non-GAAP Financial Measures
The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) and EBITDA (earnings before interest charges, income taxes, depreciation and amortization) and ongoing EBITDA to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management’s expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance. In addition, The Company uses forecasts of ongoing EBITDA and cash earnings guidance to provide investors with management’s expectations of additional indicators of ongoing financial performance. Since forecasts of EBITDA and cash earnings are derived from forecasted ongoing earnings, management is not able to reconcile these items to a GAAP equivalent.
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COMPANY BACKGROUNDS
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2010 consolidated operating revenues of $1.7 billion. Through its utilities, PNM Resources has approximately 2,530 megawatts of generation capacity and serves more than 700,000 homes and businesses in New Mexico and Texas. For more information, visit the company’s Web site at www.PNMResources.com.
First Choice Power is a competitive electricity provider in Texas’ energy market, serving 214,000 residential and business customers. For more information, visit www.firstchoicepower.com.
Optim Energy is an independent power producer in Texas with more than 1,200 megawatts of generation capacity. For more information, visit www.optimenergy.com.

CONTACTS:
Analysts	Media
Lisa Eden	Frederick Bermudez
(505) 241-2691	(505) 241-4831
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